Exhibit 4.6

                             BENEFICIAL CORPORATION

                      1990 NON-QUALIFIED STOCK OPTION PLAN

         1. Purpose of Plan. The purpose of the Beneficial Corporation 1990 Non-Qualified Stock Option Plan ("Plan") is to attract and retain able and experienced key management employees and directors and to provide an incentive to those persons to improve operations and increase profits by affording them an opportunity to acquire stock ownership in Beneficial Corporation ("Corporation"). The options granted under the Plan are not intended to comply with Section 422A of the Internal Revenue Code of 1986, as amended (the "Code")

         2. Administration of Plan. This Plan shall be administered by the Compensation Committee ("Committee") of the Board of Directors of the Corporation ("Board") which shall consist of not less than three members of the Board, none of whom shall be eligible to participate in this Plan, other than pursuant to Section 8 hereof, for a period of at least one year prior to appointment. The determinations of the Committee shall be made in accordance with their judgments as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee if in writing signed by all of the Committee members. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to this Plan or any option granted hereunder.

         The Committee shall have full authority and discretion to (a) determine, consistent with the provisions of this Plan, the employees to be granted options, the times at which options shall be granted, the number of shares subject to each option, the period during which each option becomes exercisable (subject to Section 7 hereof), and the terms contained in each option agreement, and (b) adopt rules and regulations and prescribe or approve any forms or documents to carry out the purposes and provisions of this Plan. Notwithstanding the foregoing, the number of shares subject to option which may be granted to any employee, regardless of position or title, during any calendar year under this Plan may not exceed 200,000, provided that such limitation shall be subject to adjustment consistent with the provisions of Section 12 hereof with respect to any change in the Common Stock of the Corporation which shall occur on or after November 21, 1996. The Committee's interpretation and construction of any provisions of this Plan or determination of any grant hereunder shall be binding and conclusive, except as such may be otherwise modified, amended or changed by the Board. The authority of the Board under this Section shall not be exercised in any manner which could jeopardize the status of the Committee as disinterested administrator of the Plan.

         3. Eligibility. The class of employees eligible to participate in this Plan shall consist of those headquarters employees holding the title of Assistant Vice President or above, or the equivalent of that position in function and responsibility in the case of subsidiaries of the Corporation, and those employees in the Corporation's field operations holding the title of Director and above. An employee who has been granted an option may be granted an additional option or options under this Plan if the Committee shall so determine. The granting of an option under this Plan shall not affect any outstanding stock option previously granted to an optionee under this Plan. The term "subsidiary" shall mean any domestic or foreign corporation of which the Corporation owns, directly or indirectly, in excess of 50% of the total combined voting power of all classes of stock of such corporation.

         Notwithstanding any language of this Section to the contrary, no individual shall be eligible to receive an option as an employee of the Corporation or any of its subsidiaries for a period of one year after having been eligible to receive options pursuant to Section 8 hereof.

         Those eligible shall include individuals who are subject to the personal income tax laws of foreign countries, including Canada, the United Kingdom, and the German Federal Republic, and employed by the Corporation or any of its subsidiaries, and the Committee shall have the discretion, but shall not be required, to include as a part of the terms of each option agreement provisions and conditions consistent with the Plan, intended to comply with the applicable requirements of the internal revenue laws of such foreign countries.

         4. Shares Subject to Plan. Subject to adjustment as provided in Section 12, the aggregate number of shares which shall be authorized to be issued pursuant to options granted by the Committee under this Plan for any calendar year shall not exceed that number of shares equal to one and three-quarter percent (.0175) of the total issued and outstanding Common Stock of the Corporation, par value $1.00 per share, as measured on the first day of any such calendar year, which may be treasury shares reacquired by the Corporation or authorized and unissued shares or a combination of both. If during any such calendar year options for less than the total number of shares so authorized are granted under the Plan, the balance of such shares shall be available for the granting of options during any succeeding year. Any shares subject to an option under this Plan which shall expire or be terminated for any reason shall be available for the granting of options in that, or any succeeding year during the term of this Plan.

         5. Option Price. The option price per share under each option granted by the Committee shall be not less than 100% of the fair market value per share on the date an option is granted, but in no event less than the par value thereof. The fair market value shall be the average between the highest and lowest quoted selling price per share on the New York Stock Exchange Composite Transactions Tape ("Composite Tape") on the date the option is granted (subject to adjustment under Section 12 hereof). If there should be no sale of the shares reported on such date, then the option price per share shall be the average between the highest and lowest quoted selling price per share reported on the Composite Tape on the next preceding day on which there shall have been a sale.

         6. Exercise of Option.

         (a) Each Option granted under the Plan shall be exercisable on the dates and for the number of shares as shall be provided in a stock option agreement between the Corporation and optionee evidencing the option granted by the Committee and the terms thereof. Shares shall be issued to the optionee upon payment in full either in cash or by an exchange of shares of Common Stock of the Corporation previously owned by the optionee for at least six months prior to the date of exercise, or a combination of both, in an amount or having a combined value equal to the aggregate purchase price for the shares subject to the option or portion thereof being exercised. The value of the previously owned shares of Common Stock exchanged in full or partial payment for the shares purchased upon the exercise of an option shall be equal to the aggregate fair market value, as defined in Section 5, of such shares on the date of the exercise of such options.

         (b) The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive the payment or delivery (or the person liable for the tax, if different) notice as far in advance as practicable, and the Corporation may defer making payment or delivery of any benefits under the Plan if any tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to rules which it may adopt, permit an optionee to pay all or a portion of all taxes arising in connection with the exercise of an option by electing to (i) have the Corporation withhold shares of Common Stock, or (ii) deliver other shares of Common Stock previously owned by the optionee for at least six months having a fair market value (as defined in Section 5) equal to the amount to be withheld provided, however, that the amount to be withheld shall not exceed the optionee's estimated total Federal, State and local tax obligations associated with the transaction. The fair market value of fractional shares remaining after payment of the withholding taxes shall be paid to the optionee in cash.

         7. Term of Option. Options granted under the Plan shall become exercisable at such intervals or dates and over such period of time ("Exercise Period") and for such number of shares which may be purchased at any one time as shall be determined by the Committee (collectively "Option Terms") to be set forth in the stock option agreements between individual optionees and the Corporation under the Plan ("Option Agreements"), but in no event shall the Exercise Period commence prior to one year after the date of grant (except as permitted in Sections 11(c) and 10(e) hereof) or extend more than 10 years after the date of grant. The Committee may, consistent with Section 13 hereof, authorize existing Option Agreements to be amended to provide for different Option Terms, in whole or in part, including an amendment to permit transferability in accordance with Section 9 hereof. Options which are not exercised prior to the end of the Exercise Period shall expire, and the shares subject to such options shall become available for the granting of other options under the Plan during that or any succeeding year.

         8. Grants to Outside Directors.

         (a) On the 15th day of the month of November of each year prior to the termination of this Plan, each member of the Board of Directors of the Corporation (excluding Emeritus Directors) who is not then an employee of the Corporation or any of its subsidiaries ("Outside Director") shall automatically be issued an option pursuant to this Plan to purchase 4000 shares of the Common Stock of the Corporation, provided, however, that such number of shares shall be automatically proportionately adjusted upon the occurrence of any event described in Section 12 hereof, in a manner consistent with any adjustment affected pursuant to that Section. In the event that November 15 shall in any year fall on a day on which the New York Stock Exchange is not open for trading, options shall instead be issued pursuant to this Section on the next preceding trading day.

         (b) Such options shall be granted at an option price equal to the fair market value per share (as defined at Section 5) on the date of grant, shall be exercisable at any time after one year following the date of grant and prior to ten years following the date of grant, and shall be subject to the restrictions on transferability provided in Section 9 hereof.

         (c) If for any reason during the term of an unexercised and unexpired option issued pursuant to this Section, the optionee shall cease to be a voting member of the Board of Directors of the Corporation, the option may be exercised at any time during its normal exercise period, provided however, that any option not exercisable on the date of such cessation shall expire on such date.

         (d) Options issued pursuant to this Section shall be subject to adjustment pursuant to Section 12 hereof.

         (e) Notwithstanding any provisions of this Section to the contrary, no Outside Director of the Corporation shall be eligible to receive any option pursuant to the Plan for a period of one year after having been eligible to receive options pursuant to the Plan as an employee of the Corporation or any of its subsidiaries.

         (f) The provisions of this Section 8 may be amended by the Board from time to time, affecting the issuance date, number of shares under option, and terms of options issued to Outside Directors hereunder.

         (g) On December 1, 1997, each Outside Director of the Corporation shall be issued an option pursuant to the Plan to purchase 2,000 shares of the Common Stock of the Corporation. This non-recurring option grant shall be on the terms, and subject to the restrictions, set forth in subsections (b), (c), (d) and (e) of this Section 8.

         9. Transferability of Options.

         Options or LSAR's granted under this Plan shall be transferable by the optionee by will or the laws of descent and distribution, and shall also be transferable by the optionee to (i) the spouse, siblings, parents and lineal descendants of the optionee ("Immediate Family Members"), (ii) organizations described at Section 501 (c)(3) of the Code ("Charities"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members or Charities, or (iv) a partnership or partnerships in which such Immediate Family Members are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the stock option agreement pursuant to which options were granted under this Plan must expressly provide for transferability in a manner consistent with this Section 9, (C) subsequent transfers of transferred options shall be prohibited except those pursuant to will or the laws of descent and distribution, and (D) any such transfer must expressly provide that the optionee is designated as agent of the transferee for purposes of notices from the Plan or the Committee with respect to the options, and for purposes of any notices to the Plan or the Committee from the transferee with respect to the options, including but not limited to notices of intent to exercise. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 6 and 13 hereof the term "optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 10 hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified at Sections 10(b), 10(c), 10(d) and 10(e). Absent a transfer in accordance with the provisions of this Section 9, options or LSAR's granted under the Plan shall be exercisable during the optionee's lifetime only by the optionee (or the legal representative of the optionee under Section 10(c)).

         10. Termination of Employment and Death of Optionee.

         (a) If during the term of an unexercised option the optionee terminates employment with the Corporation or any of its subsidiaries for any reason (other than these specified at (b) through (e) of this Section) the option shall expire and cease to be exercisable immediately upon such termination.

         (b) If during the term of an unexercised option employment with the Corporation or any of its subsidiaries is terminated by reason of the death of such optionee, the option may be exercised within a two year period following the date of death to the extent that such option is exercisable at the date of death, but in no event later than the Exercise Period specified in the Option Agreement by which such option was granted. The option shall be exercisable during such period by the optionee's estate or by any person who acquires the right to exercise the option by reason of the optionee's death.

         (c) If during the term of an unexercised option employment with the Corporation or any of its subsidiaries is terminated by reason of the "long term disability" of the optionee, as such term is defined for purposes of the Long Term Disability Benefits Plan maintained by the Corporation, the option may be exercised, to the extent that it was exercisable at termination, at any time during the Exercise Period specified in the Option Agreement by which such option was granted. The optionee's legal representative, if appointed, shall be entitled to exercise the option.

         (d) If during the term of an unexercised option employment with the Corporation or any of its subsidiaries is terminated by reason of retirement at any time following the date the optionee is eligible to retire early pursuant to
Section 4 of the Beneficial Corporation Pension Plan dated October 1, 1983, as amended ("Pension Plan") the option may be exercised at any time during the three month period following his or her Early Retirement Date (as defined in the Pension Plan), to the extent that such option is exercisable on such Early Retirement Date, but in no event later than the Exercise Period specified in the Option Agreement by which such option was granted.

         (e) If during the term of an unexercised option employment with the Corporation or any of its subsidiaries is terminated by reason of retirement at any time following the date the optionee is eligible to retire early, as defined at 10(d) above, and after the date on which such optionee attains the age of sixty two years, the option shall be exercisable at any time during the Exercise Period specified in the Option Agreement by which such option was granted. Notwithstanding the provisions of Section 7 hereof and the terms of each Option Agreement, all options held at retirement, then unexercised and unexpired, by any optionee whose employment is terminated as provided for in this Section 10(e) shall become immediately exercisable upon the later to occur of (i) the optionee's retirement date, or (ii) the expiration of a period of six months following the date of grant of any affected option.

         (f) The portion of any option subject to this Section 10 which is not exercisable at the beginning of, or exercised within the periods permitted by paragraphs (b) through (e) above shall lapse, and the shares subject to such option shall become available for the granting of other options under this Plan during that or any succeeding year.

         11. Change of Control.

         (a) Qualifying Event. The occurrence of a "Change in Control of the Corporation", as that term is defined herein, shall constitute a "Qualifying Event" for purposes of the Plan. A "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A (or the corresponding provision of any future schedule of required proxy statement information) of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

                  (i) the Corporation shall cease to be a publicly owned corporation having at least 1000 stockholders; or

                  (ii) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation's then outstanding securities; or

                  (iii) during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

         (b) Limited Stock Appreciation Rights. Upon the occurrence of a Qualifying Event, there shall automatically be issued in connection with all options granted pursuant to the Plan, then unexercised and unexpired, to persons at such time subject to restrictions on purchase and sale of the Common Stock of the Corporation under Section 16(b) of the Exchange Act, Limited Stock Appreciation Rights ("LSAR"), as hereinafter defined. The number of shares subject to each LSAR shall be the same as that for the underlying option to which such LSAR relates. For purposes of the Plan an LSAR shall represent the privilege to receive from the Corporation (without payment to the Corporation except for applicable withholding taxes) upon exercise of such LSAR a distribution solely in shares of the Common Stock of the Corporation (or any successor corporation) having an aggregate fair market value on the date of distribution, as determined pursuant to Section 5 hereof equal to the "Option Spread". The "Option Spread" shall be (i) the difference between the highest fair market value per share (as defined in Section 5) during the 90-day period beginning on the day of the Qualifying Event and the per share option price of the related option, times (ii) the number of shares subject to the LSAR. An LSAR shall be exercisable in whole or in part at any time during the 30 day period following the expiration of six months after the date of the Qualifying Event, upon notice to the Corporation in the manner prescribed by the Committee. Notwithstanding Section 10(a) hereof, options or LSAR's granted hereunder shall remain exercisable during such six month and 30 day periods, if within the Exercise Period. Upon the exercise of an LSAR, the related option granted pursuant to the Plan shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such LSAR is exercised. Upon the exercise or termination of a related option, the LSAR with respect to such related option shall terminate to the extent of the shares of Common Stock with respect to which the related option was exercised or terminated.

         (c) Acceleration of Vesting. Notwithstanding the provisions of Section 7 hereof and the terms of each stock option agreement, upon the occurrence of any Qualifying Event all options granted under the Plan, then unexercised and unexpired, shall be immediately exercisable.

         12. Adjustment Provisions. In the event of any change in the Common Stock of the Corporation, $1.00 par value, by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, extraordinary dividend, or of any similar change affecting such Common Stock, then in any such event the number and kind of shares subject to options granted pursuant to the Plan and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Committee of the Plan may deem equitable to prevent substantial dilution or enlargement of the rights granted pursuant to any option agreement issued hereunder. Any adjustments so made shall be final and binding upon all parties.

         13. Duration, Amendment and Termination. This Plan is intended to be perpetual and shall have no stated termination date. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action or amendment authorized by this Section or Section 7 shall reduce the amount of any existing benefits or change the terms and conditions thereof without the optionee's consent.

         To the extent then required by Rule 16(b)(3), as promulgated by the Securities and Exchange Commission, approval of the stockholders of the Corporation shall be required for any amendment to the Plan which shall (a) materially increase the total number of shares which may be issued under the Plan; (b) materially reduce the minimum purchase price of shares of Common Stock which may be made subject to options under the Plan, or (c) materially modify the requirements as to eligibility for options under the Plan.

         By mutual agreement between the Corporation and an optionee hereunder or under any other stock option plan of the Corporation, options or rights may be granted to the optionee in substitution and exchange for, and in cancellation of, any benefits previously granted to the optionee under this Plan or any other stock option plan of the Corporation.

         14. Compliance With Law. This Plan, all options issued hereunder, and the obligation of the Corporation to sell and deliver shares of Common Stock hereunder, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.

         15. No Rights as Stockholder. Individuals granted options pursuant to the Plan and transferees shall have no rights as stockholders with respect to any shares of Common Stock subject to such options prior to the date of issuance to them of certificates for such shares. Other than pursuant to Section 12 hereof no adjustment shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date on which they shall become the holder of record thereof.

         16. Stockholder Approval. The Plan was adopted by the Board of Directors on November 15, 1990, subject to stockholder approval. The Plan was approved by the stockholders of the Corporation on May 22, 1991.